8

                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into as of the 23rd day of August, 2006 by and between Westside Energy Corporation, a Nevada corporation (referred to hereinafter as "Employer"), and Craig S. Glick (referred to hereinafter as "Employee").

                                    RECITALS:

         WHEREAS, Employer desires to employ Employee, and Employee desires to be employed by Employer; and

         WHEREAS, Employer and Employee desire to set forth the terms and conditions of Employee's employment with
Employer;

                                   AGREEMENTS:

         NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged by each of Employer and Employee, each of Employer and Employee hereby agrees as follows:

         1. Employment. Employer hereby employs Employee, and Employee hereby accepts such employment, subject in both cases to the terms, provisions and conditions hereinafter stated. Employer agrees to provide Employee with all initial specialized training necessary for Employee to perform Employee's duties hereunder. Moreover, Employer agrees to provide Employee with all Confidential Information (as defined hereinafter) necessary for Employee to perform such duties.

         2. Title of Employee. Employee shall have the title of Employer's Executive Vice President and General Counsel.

         3. Duties of Employee. Employee shall perform all duties as from time to time may be assigned to Employer by Employer's Board of Directors or Employer's Chief Executive Officer.

         4. Time Devoted and Exclusivity. Employee shall devote all of Employee's business time and attention to performing Employee's duties hereunder. During the term of this Agreement, Employee agrees to work exclusively for Employer and to provide the type of services for which Employer is employing Employee to no person other than Employer; provided, however, that Employee shall be permitted to devote an amount of time sufficient to serve on the Boards of Directors of other corporations, but only to the extent that such service does not compete with the business of Employer and does not interfere with Employee's duties hereunder.

         5. Standard of Performance. In providing Employee's duties hereunder, Employee shall use reasonable, and Employee's best, efforts, and shall perform such duties in a competent, professional and good workman-like manner of the highest caliber.

         6. Place of Performance. Employee shall be based in, or within five-miles of the city limits of, Dallas, Texas, but shall undertake such travel at the direction of Employer's Board of Directors or Employer's Chief Executive Officer as it, he or she believes necessary or advisable for Employee to perform Employee's duties hereunder.

         7.       Compensation and Benefits.

         (a) Base Salary. As compensation for services rendered hereunder, Employee shall be paid an annual salary of $175,000, or such greater amount as shall be formally set by Employer's Board of Directors. Such salary shall be paid in accordance with Employer's payroll policies in effect from time to time.

         (b) Sign-On Stock Bonus. Employer hereby agrees to pay to Employee a sign-on bonus in the form of an issuance of unregistered shares of Employer's common stock (the "Common Stock"), upon the terms, conditions and provisions of this Section 7(b). Pursuant to this Section 7(b), if Employee purchases for cash directly from Employer 25,000 shares of Common Stock at any time on or before 30 days after the Issuance Conditions (as defined in Section 7(d) below) have been fulfilled (the shares so purchased are referred to hereinafter as the "Direct Purchase Shares"), Employee shall be entitled to be issued a sign-on stock bonus comprised of 225,000 shares of unregistered Common Stock (the shares comprising the sign-on stock bonus are referred to hereinafter as the "Bonus Shares"). In this connection, Employer hereby agrees to sell to Employee, after the fulfillment of the Issuance Conditions (which fulfillment Employer agrees to use reasonable best efforts to effect), the 25,000 shares comprising the Direct Purchase Shares at such purchase price as Employer and Employee shall agree or (if the event that no such agreement can be reached) at a purchase price equal to $3.00, the closing price of the Common Stock on the day preceding the date of this Agreement. Of the Bonus Shares, one-third shall be not restricted (except for restrictions imposed by applicable securities laws due to the private nature of the issuance and Employee's status as an affiliate of Employer), and a stock certificate representing them (with appropriate legends) shall be delivered to Employee as soon as possible after the purchase of the Direct Purchase Shares. The remaining two-thirds of the Bonus Shares (the "Restricted Bonus Shares") shall be restricted upon the following terms (in addition to restrictions imposed by applicable securities laws due to the private nature of the issuance):

         (i) During the period during which the restrictions provided for herein remain in effect (the "Restriction Period"), Employee shall not be permitted to sell, transfer, pledge or assign any Restricted Bonus Shares.

         (ii) Except as otherwise provided for herein, Employee shall have, with respect to the shares of Restricted Bonus Shares, all of the rights of a stockholder of Employer, including the right to vote the shares and the right to receive any cash dividends.

         (iii) The restrictions provided for herein with respect to one-half of the Restricted Bonus Shares shall lapse on August 22, 2007, provided that Employer has not previously and rightfully terminated this Agreement. The restrictions provided for herein with respect to the remaining one-half of the Restricted Bonus Shares shall lapse on August 22, 2008, provided that Employer has not previously terminated and rightfully this Agreement.

         (iv) If Employer has rightfully terminated this Agreement during the Restriction Period, all Restricted Bonus Shares still subject to restriction shall be forfeited by Employee.

         (v) In addition to the stock certificate representing the unrestricted Bonus Shares, Employee shall be issued two stock certificates, each representing one-half of the Restricted Bonus Shares. Each such certificate shall be registered in the name of Employee and shall bear an appropriate legends referring to (among other things) the terms, conditions, and restrictions applicable to such issuance, substantially in the following form:

                  "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of an employment agreement between the issuer and the stockholder hereof."

         (vi) The stock certificates evidencing Restricted Bonus Shares shall be held in custody by Employer until the restrictions thereon shall have lapsed, and that, as a condition of any Restricted Bonus Shares issuance, Employee shall have delivered a stock power, endorsed in blank, relating to the Restricted Bonus Shares. Certificates for Restricted Bonus Stock without legends (other than those required by applicable securities laws due to the private nature of the issuance) shall be delivered to Employee promptly after, and only after, the period of forfeiture shall have expired without forfeiture in respect of such Restricted Bonus Shares.

         (vii) In the event of special hardship circumstances of Employee, including death, disability or retirement, or in the event of an unforeseeable emergency of Employee, Employer's Board of Directors may, in its sole discretion, when it finds that a waiver would be in the best interest of Employer, waive in whole or in part any or all remaining restrictions with respect to Employee's Restricted Bonus Shares. Additionally, in the event that Employee terminates Employee's employment upon a "Change in Control" as provided in Section 10(b) hereafter, all remaining restrictions with respect to Employee's Restricted Bonus Shares shall automatically lapse.

          (c)     Additional Stock Bonuses.

          (i) For purposes of this Section 7(c), the following terms shall have the respective definitions assigned to the immediately below:

                  "Market Value" per share of Common Stock at any date shall mean the average of the daily Closing Price for the Common Stock for the 30 Trading Days before such date.

                  "Closing Price" on a given day shall mean the last sale price regular way or, in case no such reported sales take place on such day, the average of the last reported bid and ask price, regular way, in either case on the principal national securities exchange or the NASDAQ/National Market System on which the shares of Common Stock are admitted to trading or listed, or if not so admitted or listed, the representative closing bid price as reported by NASDAQ or other similar organization if NASDAQ is no longer reporting such information or, if not so available, the fair market price as reasonably determined by Employer's Board of Directors.

                  "Trading Day" shall mean a day on which the principal national securities exchange on which shares of Common Stock are listed or admitted to trading is open for the transaction of business or, if the shares of such Common Stock are not listed or admitted to trading on any national securities exchange, a Monday, Tuesday, Wednesday, Thursday or Friday on which banking institutions in the Borough of Manhattan, City and State of New York, are not authorized or obligated by law or executive order to close.

         (ii) Employer hereby agrees to pay to Employee additional bonuses in the form of issuances of unregistered shares of Common Stock, upon the terms, conditions and provisions of this
                  Section 7(c). Pursuant to this Section 7(c), Employee may become entitled to be issued up to six tranches each comprised of 87,500 shares of unregistered Common Stock, for an aggregate of up to 525,000 shares of unregistered Common Stock. One of these tranches comprised of 87,500 shares of unregistered Common Stock shall be issued to Employee upon each of the following events:

                  *        when the Market Value relating to the Common Stock
                           first equals or exceeds $5.00 per share,
                  *        when the Market Value relating to the Common Stock
                           first equals or exceeds $6.00 per share,
                  *        when the Market Value relating to the Common Stock
                           first equals or exceeds $7.00 per share,
                  *        when the Market Value relating to the Common Stock
                           first equals or exceeds $8.00 per share,
                  *        when the Market Value relating to the Common Stock
                           first equals or exceeds $9.00 per share, and
                  * when the Market Value relating to the Common Stock first equals or exceeds $10.00 per share.

         (iii) If the outstanding shares of the Common Stock shall be subdivided into a greater number of shares or a dividend in Common Stock shall be paid in respect of Common Stock, the figures for the Market Value as stated immediately above in effect immediately prior to such subdivision or at the record date of such dividend shall simultaneously with the effectiveness of such subdivision or immediately after the record date of such dividend be proportionately reduced. If the outstanding shares of Common Stock shall be combined into a smaller number of shares, the figures for the Market Value as stated immediately above in effect immediately prior to such combination shall, simultaneously with the effectiveness of such combination, be proportionately increased. When any adjustment is required to be made in the Market Value, the number of shares comprising the tranches making up the bonuses to be paid pursuant to this Section 7(c) shall be changed to the number determined by dividing (i) an amount equal to the number of shares comprising the tranches immediately prior to such adjustment, multiplied by the Market Value in effect immediately prior to such adjustment, by (ii) the Market Value in effect immediately after such adjustment.

         (iv) In the event that Employee terminates Employee's employment upon a "Change in Control" as provided in Section 10(b) hereafter, Employee shall be entitled to be issued immediately pursuant to this Section 7(c) all of the 525,000 shares of Common Stock that have not already been issued pursuant to this Section 7(c).

         (d) The issuance of any and all of the Direct Purchase Shares, the Bonus Shares and the shares constituting the additional bonus shares provided for in Section 7(c) is subject to the approval of a majority of Employer's outstanding shares and the listing of the shares to be issued in connection herewith with the American Stock Exchange (the two conditions imposed by this Section 7(d) are referred to hereinafter as the "Issuance Conditions").

         (e) Benefits. Employee shall be entitled to participate in all plans that Employer establishes for the benefit of its employees; provided, however, Employee shall be entitled to participate in such plans only at the time Employee meets the eligibility criteria established for the plan and shall receive benefits thereunder based on the terms of the plan. Employee's eligibility and benefit level shall be determined separately for each plan, and all determinations shall be made by the parties charged with responsibility for such determinations in the plan. Employer is under no obligation to establish any plan or plans to provide benefits for its employees, and this Section 7(e) shall not be interpreted to require the establishment of any benefit plan. The terms of any benefit plans existing, established, or provided hereafter do not constitute a part of this Agreement and are not incorporated herein for any purpose.

           8. Expense Reimbursement. Employer shall reimburse Employee, from time to time, for all actual, reasonable and necessary business expenses incurred by Employee on behalf of Employer, to the extent that Employee has presented to Employer documentary evidence, such as a receipt or a paid bill, that states sufficient information to establish the amount, date, place, and the essential character of the expenditure for each such expenditure.

            9. Term. Subject to Section 10 below, the term of this Agreement shall begin on the date hereof and shall continue for the period of two years thereafter.

           10.    Termination.

           (a) By Employer For Cause. Employer may, at its election, terminate Employee's employment at any time for just cause, which shall mean the following: (i) Employee shall have failed or refused to faithfully, diligently and competently perform the duties assigned to Employee under this Agreement or otherwise to have breached any term or provision contained herein and such failure, refusal or breach continues for a period of 30 days after written notice thereof is given by Employer to Employee; (ii) Employee shall be disabled or otherwise unable for whatever reason to fully perform Employee's duties hereunder for 60 consecutive days or for more than 120 days in any twelve-month period; (iii) Employee shall be guilty of fraud, dishonesty, or similar acts of misconduct; or (iv) Employee shall be finally convicted of a felony or a misdemeanor involving moral turpitude. At any time after the occurrence of an event permitting Employer to terminate Employee's employment pursuant to this Section 10(a), Employer may elect for termination of Employee's employment by notifying Employee as to Employer's election to terminate, and thereupon Employee's employment with Employer will terminate on the date specified in the notice or (if no date is specified) upon the delivery of the notice.

           (b) By Employee Upon a Change in Control. Employee may, at his election, terminate Employee's employment at any time upon a "Change in Control" after the giving of 15 days written notice, and thereupon Employee's employment with Employer will terminate 15 days after the giving of the notice or (if later) on the date specified in the notice. For purposes of this Agreement, a "Change in Control" shall mean the approval by the stockholders of Employer of: (I) a merger, consolidation, share exchange or reorganization involving Employer, unless the stockholders of Employer, immediately before such merger, consolidation, share exchange or reorganization, own, directly or indirectly immediately following such merger, consolidation, share exchange or reorganization, at least 80% of the combined voting power of the outstanding Voting Securities of the corporation that is the successor in such merger, consolidation, share exchange or reorganization in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation, share exchange or reorganization; (II) a complete liquidation or dissolution of Employer; or (III) an agreement for the sale or other disposition of all or substantially all of the assets of Employer.

           (c) Automatic. The term of this Agreement shall automatically terminate upon Employee's death.

           (d) Effect. Upon termination of this Agreement, all rights and obligations under this Agreement shall cease except for the rights and obligations under Section 11, 12, and 13 of this Agreement and the rights and obligations under Section 7 of this Agreement to the extent Employee had not been compensated for services performed prior to termination (Employee's salary to be pro rated for the portion of the pay period prior to termination).

           11.    Confidentiality.

           (a) "Confidential Information" means and refers to information and materials belonging to Employer that are not generally known outside Employer, including, without limitation, customers and customer lists, pricing policies, operational procedures, sources of supply, methods, formulae, processes, software programs, hardware configurations, know-how, computer programs and access codes, technological information, information relating to the cost of its products and services, marketing strategies, financial statements and projections, and any other information which bears a logical relationship to the Confidential Information described above such that Employee knows or should logically conclude that Employer regards the information to be Confidential Information. Confidential Information shall not include any knowledge or information that Employee already knows as of the date of this Agreement, that is already known to the general public as of the date of this Agreement or that becomes known to the general public after the date of this Agreement through no breach of Employee's confidentiality obligations.

            (b) Employee hereby recognizes and acknowledges that Employee may receive information from, or may develop information on the behalf of, Employer Confidential Information. In consideration of and ancillary to Employer's agreement to provide Confidential Information to Employee contained in
                  Section 1 above, Employee hereby agrees to maintain on a confidential basis all Confidential Information, and Employee agrees that Employee shall not, without the prior express written consent of Employer, use for Employee's or anyone else's benefit or disclose to any other person any Confidential Information, except in connection with Employee's work on behalf of Employer. Employee hereby acknowledges that, as between Employer and Employee, Employer has the complete, sole and full right, title and interest in and to the Confidential Information, and that Employee has no rights, expressed or implied, with respect to the foregoing other than those expressly provided for to the contrary in a writing signed by both Employer and Employee. Employee further agrees that Employee shall, immediately upon Employer's request, return to Employer all written Confidential Information and all writings regarding oral Confidential Information whether such writings were authorized or not. Employee hereby agrees that the confidentiality agreement provided for hereby shall last with respect to any Confidential Information for two years after such Confidential Information is disclosed by Employer to Employee or developed by Employee on behalf of Employer, as the case may be.

          12. Property of Employer. Employee agrees that, upon the expiration or termination of Employee's employment with Employer, Employee will immediately surrender to Employer all property, equipment, funds, lists, books, records, and other materials of Employer or any affiliate thereof in the possession of or provided to Employee.

          13. Law Governing. THIS AGREEMENT HAS BEEN ENTERED INTO IN THE STATE OF TEXAS AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

          14. Notices. Any notice or request herein required or permitted to be given to any party hereunder shall be given in writing and shall be personally delivered or sent to such party by prepaid mail at the address set forth below the signature of such party hereto or at such other address as such party may designate by written communication to the other party to this Agreement. Each notice given in accordance with this paragraph shall be deemed to have been given, if personally delivered, on the date personally delivered, or, if mailed, on the third day following the day on which it is deposited in the United States mail, certified or registered mail, return receipt requested, with postage prepaid.

           15. Headings. The headings of the paragraphs of this Agreement have been inserted for convenience of reference only and shall in no way restrict or modify any of the terms or provisions hereof.

           16. Severability. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.

           17. Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, whether written or oral, relating to the subject matter hereof.

           18. Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of each party hereto and his, her or its respective successors, heirs, assigns, and legal representatives, but neither this Agreement nor any rights hereunder may be assigned by any party hereto without the consent in writing of the other party.

           19. Remedies. No remedy conferred by any of the specific provisions of this Agreement is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. The election of any one or more remedies by any party hereto shall not constitute a waiver of the right to pursue other available remedies.

         IN WITNESS WHEREOF, the undersigned have set their hands hereunto as of the first date written above.

"EMPLOYER"                                           "EMPLOYEE"

WESTSIDE ENERGY CORPORATION
         (Name of Employer)

By: /s/Doug Manner                                    /s/ Craig S. Glick
    --------------                                        --------------
Doug Manner, CEO                                     Craig S. Glick